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                                                                   EXHIBIT 10.17

                           1001 EXECUTIVE OFFICE PARK

                                     LEASE


         This Lease made and entered into on February 22, 1995, by and between 1001 EXECUTIVE PARK ASSOCIATES, LTD., the "Landlord" and Cabsco Corporation, the "Tenant".

         The Landlord agrees to lease to the Tenant and the Tenant agrees to lease from the Landlord:

                                 SUITE NO. 200

consisting of Approximately 3,060 Sq. Ft.

         1. The Lease term shall be for Five (5) years, commencing on May 1, 1995, and expiring April 30, 2000.

         2. Monthly rent:          $ See Page 1-A - 1st Month to be billed
            Real Estate Taxes:     $ Included
            Electricity:           $ Paid by Tenant
            Janitorial Service:    $ Paid by Tenant
            Other:                 $
                  ------------      -----------------------------------
            Sub-Total:             $ 2,295.00
            6% Florida Sales Tax:  $   137.70
            TOTAL MONTHLY CHARGES: $ 2,432.70

         3. The Landlord acknowledges receipt from the Tenant of the following sums:

            $             Representing the first month's charges,
                          including Florida Sales Tax

            $             Representing last month's charges

            $ 4,865.40    Representing a security deposit

            $(1,775.22)   On hand from previous lease

            $ 3,090.18    TOTAL

         4. SECURITY DEPOSIT. The security deposit shall be held by the Landlord to secure faithful performance by the Tenant of the terms and conditions of this Lease. The parties agree that the leased premises are in excellent condition. In the event the Tenant leaves the premises in the same condition as they were at the commencement of this Lease, ordinary wear and tear excepted, and fulfills all of the obligations hereunder, then the security deposit shall be returned by the Landlord to the Tenant. In the event of any default by the Tenant of any of the terms and conditions of this Lease, or in the event the Tenant abandons the premises or should be evicted for good cause prior to the expiration of the lease term, then all sums payable pursuant to this paragraph, and any other rentals paid in advance, at the Landlord's option, shall be forfeited as liquidated damages.

         Tenant agrees not to use double-face tape on the doors or walls, or will be charged $25.00 per spot from their security deposit. Use only small nails to affix objects to the walls.

         5. USE. The premises shall be used for cable service and collections offices only. No pets shall be allowed in the premises.

         6. ALTERATIONS AND/OR IMPROVEMENTS. Tenant shall not make any alterations and/or improvements without the prior written


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MINIMUM RENT:

                                  ANNUALLY                     MONTHLY **
                                  ----------                   ----------
Year 1                            $27,540.00                   $2,295.00
Year 2                            $29,070.00                   $2,422.50
Year 3                            $30,600.00                   $2,550.00
Year 4                            $32,130.00                   $2,677.50
Year 5                            $33,660.00                   $2,805.00


** All charges subject to 6% Florida Sales Tax


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consent of the Landlord of plans and specifications of such alterations and/or improvements submitted to Landlord by Tenant, and without the written consent of Landlord of the licensed contractor or contractors to be engaged by Tenant to perform the work. All approvals from Landlord shall not be unreasonably withheld, delayed or charged for.

         Tenant, after completion of those alterations and/or improvements as agreed, shall not make any further alterations, improvements or changes in the Demised Premises without the prior written consent of the Landlord. All approvals from Landlord shall not be unreasonably withheld, delayed or charged for.

         Any changes, alterations or improvements made by Tenant as provided for in this paragraph shall be made subject to the following conditions:

         (a) No change or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the building on the leased property.

         (b) No change or alteration shall be undertaken until the Tenant shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

         (c) All work done in connection with any change or alteration shall be done in good and workmanlike manner and in compliance with the building and zoning laws, and with all other laws, ordinances, orders, rules, regulations and requirements of all Federal, state and municipal governments, and the appropriate departments, commissions, boards and officers thereof and in accordance with the orders, rules and regulations of the Board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions, and the Tenant shall procure certificates of occupancy and other certificates if required by law.

         (d) At all times when any change or alteration is in progress, there shall be maintained at the Tenant's expense, workmen's compensation insurance in accordance with law covering all persons employed in connection with the change or alteration, and general liability insurance for the mutual benefit of the Tenant and the Landlord expressly covering the additional hazards due to the change or alteration.

         (e) Any alteration, addition and improvement placed upon the Demised Premises by the Tenant, as well as fixtures and articles of personal property attached to or used in connection with the Leased property, shall immediately become the property of the Landlord and at the end or other termination of this Lease shall be surrendered to the Landlord, provided however, that the movable furniture, movable personal property and movable trade fixtures put in at the expense of the Tenant which, pursuant to the provisions of this Lease, shall not be deemed to be the property of, nor surrendered to the Landlord. Such interior improvements shall include but not be limited to carpeting, inlaid flooring, linoleum, wallpaper, panelling, shelving, partitions and ceilings. All such improvements and similar items shall be left in good condition by the Tenant at the expiration of this Lease without disturbance, molestation or injury.

         7. CONDITION OF PREMISES. The Tenant accepts the building, improvements and personalty on the Demised Premises*. The Landlord shall not be responsible for any latent defect of change of condition in such building, improvements and personalty, and the rent hereunder shall in no case be withheld or diminished on account of any defect in such property, any change in the condition thereof, any damage occurring thereto, or the existence with respect thereto of any violations of the laws or regulations of any governmental authority. The taking of possession of the leased property by the Tenant shall be conclusive evidence that the Tenant accepts the same "as is" and * as per Exhibit "A", subject to punchlist items which shall be completed by Landlord within a reasonable period of time.


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that the Demised Premises and the building of which the same form a part were in good and acceptable condition at the time possession was taken.
                                                          * and stop paying rent

         8. DEFAULT. In the event Tenant shall (a) vacate or abandon* the Demised Premises at any time when a portion of the total rental remains due or unpaid, or in the event of nonpayment of any rent provided for in this Lease agreement, or (b) in the event of any breach of any of the conditions, stipulations or covenants by the Tenant, as set forth in this Lease agreement, and said default shall continue or exist for a period of 15 days written notice of said default has been given to Tenant by Landlord, Tenant's rights to the possession of the Demised Premises shall constitute an unlawful detainer of the Demised Premises, and the Tenant shall forthwith become a Tenant at Sufferance. In the event that this Lease shall be terminated as herein provided, or by summary proceedings or otherwise, the Landlord shall, at its option, have the right to immediately re-enter, retake and take possession of the Demised Premises and declare said term and Lease ended and to expel and remove Tenant and each and every person in or upon said Demised Premises, or any part thereof; all of the right of Tenant in and to this instrument and in and to the property herein Leased and rented, and in and to the use of said Demised Premises and building and appurtenances which have become permanent fixtures, shall thereupon automatically become terminated and forfeited; then in such case, all the right, estate and interest of the Tenant in and under this indenture and in the Demised Premises hereinbefore described, and all improvements then situated in and upon said Demised Premises, together with all rents, issues and profits of said premises and the improvements thereon, and together with the security deposit, any advanced rental required to be paid herein, whether then accrued or to accrue, shall, without any compensation made therefor unto to the Tenant, at once pass to and become the property of Landlord. However, Landlord may, at its option, re-enter and retake possession of the Demised Premises, and offer the Demised Premises for rent as agent for Tenant. In the event Landlord is able to re-rent the Demised Premises for a monthly rental less than the amount stipulated herein, or for a term shorter than the remaining term hereof, Tenant shall remain liable for any shortage of rental income over and above the amount realized on a re-rental or for any period hereof, beyond the term of any new Lease. In any event, this clause hereof shall not require Landlord to re-enter the Demised Premises, but Landlord may, at its option, do nothing and hold Tenant responsible for the rent as and when it accrues from time to time thereafter.

         9. LATE CHARGE AND PAYMENT BY CHECK. It is mutually agreed between the parties and recognized that the prompt and timely payment of all rental monies due is of the very essence and nature of this Lease agreement, and in the event that any payment due to Landlord from Tenant shall not be received by Landlord or Landlord's agent within five days after the due date, a "late charge" of five cents ($.05) for each One Dollar ($1.00) so overdue may be charged by Landlord to Tenant for the purpose of defraying the expense incident to the handling of such delinquent payments.

         Payment by check shall always be subject to timely collection of the funds represented thereby and, if any check tendered by or on behalf of Tenant in payment of any sum due under this Lease is dishonored and returned to Landlord or Landlord's Managing Agent for any reason whatsoever, Tenant shall pay the sum of Fifty Dollars ($50.00) for each such check, to defray expense of handling, processing and bookkeeping. Any such check will not be re-deposited but shall be promptly replaced by Tenant with a check which is the direct obligation of a bank or savings and loan institution (Certified Check, Cashier's Check, Official Check or Money Order). The amount of such replacement check shall be in the aggregate amount of the payment tendered, plus the late charges thereon, if any, as provided in this paragraph, plus the Fifty Dollars ($50.00) charge required by this paragraph.

         10. DELIVERY AREAS. Tenant agrees that all receiving and delivery of goods and merchandise, and all removal of garbage and


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        * cost throughout the term of this Lease and any renewal option.

refuse shall be made only by way of the service areas and corridors provided for such purposes. Landlord hereby grants to Tenant and Tenant's employees, agents and invitees the right, during the term hereof, to use, in common with other entitled to the use thereof, such service areas and corridors subject to such reasonable regulations as Landlord may make from time to time.

         11. PARKING. The Tenant agrees that from time to time the Landlord shall set off certain parking areas for the benefit of the Tenant and other tenants of the Landlord. It is agreed that the Tenant shall park in such designated areas. Landlord shall provide Tenant with twelve (12) parking spaces on a non-reserved basis, at no additional ???.

         12. DAMAGE OR DESTRUCTION. In the event the structure in which the Demised Premises are located should be damaged by fire or other casualty, the Landlord shall repair the structure of the building and the Tenant shall repair the interior improvements. The interior improvements shall include but not be limited to partition, ceilings, air conditioning, duct work, electrical conduits, plumbing, wall covering, floor covering, fixtures appliances and furnishings. The Tenant agrees to maintain insurance coverage in sufficient amounts to make such repairs and to furnish proof of such coverage to the Landlord.

         If Landlord does not so elect to make such repairs which cannot be made within 90 days, then either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage. Total destruction of the building in which the Demised Premises are located shall automatically terminate this Lease.

         In no event, however, shall Landlord be responsible to Tenant for any loss incurred as a result of any casualty as contemplated herein, inclusive of any loss of income or business.

         13. GENERAL PROVISIONS.

         CONFLICT OF LAWS. This Lease shall be governed by and construed pursuant to the laws of the State of Florida.

         TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         LANDLORD'S RIGHT TO INSPECT. Landlord reserves the right to inspect the premises at any reasonable time and upon reasonable notice.

         INCORPORATION OF PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.

         AMENDMENTS. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

         SEPARABILITY. Each and every covenant and agreement contained in this Lease shall for all purposes by construed to be a separate and independent covenant and agreement, and the breach of any covenant or agreement contained herein by either party shall in no way or manner discharge or relieve the other party from its obligation to perform each and every covenant and agreement herein.

         TERMS "LANDLORD" AND "TENANT". "Landlord" and "Tenant" wherever used herein, though expressed in the singular number, shall describe and apply to all persons, one or more, male or female, partnerships or corporations, as the case may be.

         ASSIGNMENT OR SUBLEASE. Tenant shall not sublet the Demised Premises or any part thereof, or assign this Lease without the prior written consent of Landlord in each instance and such approval shall not be unreasonably withheld, delayed or charged for.

         BINDING EFFECT. All of the covenants, conditions, and


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obligations herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto to the same extent as if each such successor and assign were in each case named as a party to this Lease. This Lease may not be changed, modified or discharged, except by a writing signed by both the Landlord and Tenant.

         NOTICES. For purposes of delivery of rental or other payments and/or notices required hereunder, the address of Landlord shall be 1001 N.W. 62nd Street, Suite 104, Ft. Lauderdale, Florida 33309 until Tenant is notified otherwise in writing.

         For purposes of notices required hereunder the address of the Tenant shall be at the Demised Premises.

         Tenant agrees to give 30 days' written notice on or before the first day of any month before vacating premises.

         14.  INSURANCE.   Tenant shall not carry any stock of goods or do
anything in or about said premises which will in any way tend to increase the insurance rates on said premises and/or the building of which they are a part. Tenant agrees to pay as additional rental any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance to be carried by Landlord on said premises and/or the building of which they are a part, and on other buildings in the Landlord's subdivision resulting from the business carried on in the Leased premises by Tenant, whether or not Landlord has consented to the same. If Tenant installs any electrical equipment that overloads the lines in the herein Leased premises, Tenant shall, at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.

         Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability insurance with respect to the Demised Premises and the business operated by Tenant, and/or any sub-tenants of Tenant in the Demised Premises in which both Landlord and Tenant shall be named as parties covered thereby, and in which the limits of liability shall be not less than $100,000 for one person and $200,000 for more than one person in any single incident. Tenant shall furnish Landlord with a certificate of insurance, or other acceptable evidence that such insurance is in force, and evidence that the premiums have been paid by Tenant within ten (10) days prior to the due date of same.

         Tenant shall, during the entire term hereof, keep in full force and effect a policy of insurance upon its fixtures, equipment and stock of goods against loss by fire and windstorm and for extended coverage in reasonable amounts as may be required by Landlord, in which policy both Landlord and Tenant shall be named as parties covered thereby as their respective interests may appear. Tenant shall furnish Landlord with a certificate of insurance, or other acceptable evidence that such insurance is in force, and evidence that the premiums have been paid by Tenant within ten (10) days prior to the due date of same. Tenant shall also be responsible for plate glass coverage.

         15. LIMITATIONS ON USE OF DEMISED PREMISES. The Tenant shall occupy and use the Demised Premises, during the term hereof for the purpose or purposes hereinabove specified and further said use shall be made only in compliance with all of the hereinafter stated general limitations.

         (a) The Tenant shall not at any time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the building of which the Demised Premises forms a part. The statement in this Lease of the nature of the business to be conducted by the Tenant in the Leased property does not constitute a representation or guaranty by the Landlord that such business may be conducted in the Demised Premises, or is lawful or permissible under the certificate of occupancy issued for the building of which the Demised Premises forms a part, or is otherwise permitted by


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law.

         (b) The Tenant shall comply with all laws and regulations of the federal, state, county, and municipal authorities applicable to the business to be conducted by the Tenant in the Leased property.

         (c) The Tenant shall conduct his business in such a manner, both as regards noise and other nuisances, as will not interfere with, annoy, or disturb any other tenant in the conduct of its business, or the Landlord in the management of the building.

         (d) The Tenant shall not keep within the Demised Premises any article of dangerous, inflammable, or explosive character which increases the danger of fire upon the Demised Premises, or which would be deemed "hazardous" or extra-hazardous" by any responsible insurance company.

         (e) The sidewalks, entrances, driveways, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by the Tenant or used for any purpose other than ingress or egress to and from the Demised Premises.

         (f) The Landlord and Tenant acknowledge the applicable zoning laws and deed restrictions pertaining to the Fort Lauderdale Industrial Airpark are incorporated in this Lease and the parties agree to be bound thereby.

         (g) Tenant shall not keep or display any merchandise on or otherwise obstruct the sidewalks or areaways adjacent to the premise without the written consent of the Landlord. Tenant shall not use or permit the use of any portion of said premises as sleeping apartments, lodging rooms, or for any unlawful purpose or purposes.

         (h) The rules and regulations of the City of Fort Lauderdale and 1001 Executive Office Park are incorporated herein and made a part of this Agreement.

         (i) The undersigned Tenant further agrees that should it become necessary for the Landlord to institute legal action to enforce any of the terms or conditions of this Lease, then said Tenant shall be responsible for reasonable attorneys' fees and costs to accomplish same, through and including any appeals.

         16. NOISE AND NUISANCES. The Tenant agrees not to use any noisemakers, including but not limited to loudspeakers, phonographs or radios that can be heard anywhere except in the immediate confines of the Tenant's premises. The Tenant further agrees not to allow any odors that would be noxious to the Landlord or other Tenants of the Landlord and the maintenance of the premises without noise or odors is an affirmative covenant by the Tenant to the continued existence of this Lease.

         17. NO LIENS CREATED BY TENANT. The Tenant covenants and agrees that it has no power to incur any indebtedness giving a right to a lien of any kind or character upon the right, title and interest of the Landlord in and to the Demised Premises and building covered by this Lease, and that no person shall ever be entitled to any lien directly or indirectly derived through or under Tenant or its agents or servants on account of any act or omission of the Tenant, which shall be superior to the rights of Landlord.

         If any lien shall be filed against the Demised Premises or building, the Tenant shall cause the same to be discharged or transferred to a security deposit in at least twice the amount of the lien and in a manner as provided by law within 10 days after the filing of the lien by the lienor upon the public records. Failure to do so shall constitute a default hereunder. The Tenant agrees to indemnify and save harmless the Landlord from any and all expenses, expenditures or otherwise, including attorney's fees, for breach of this paragraph.


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         18. TAXES. Tenant shall pay prior to delinquency all taxes assessed against or levied upon fixtures, furnishings, equipment and all other personal property of Tenant located in the Demised Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Demised Premises form a part. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with said real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's personal property.


         Anything herein contained to the contrary notwithstanding, the Landlord shall have the right, at its option, to pay any such taxes before the issuance of a tax sale certificate thereon, in which event the sum so paid by the Landlord shall be reimbursed to within ten (10) days after demand, as additional rent.

         19. REPAIRS AND MAINTENANCE. Landlord shall repair and maintain the following:

         A.  Roof
         B.  Exterior Walls
         C.  Sidewalks
         D.  Roadways
         E.  Landscaping
         F.  Common Areas
         G.  Recreational areas.
         H. Electrical, plumbing and air conditioning, unless Tenant is negligent

         Tenant shall repair and maintain the following:

         A.  Interior cleaning
         B.  Tenant's doorways and immediate adjacent areas

         21. RISK OF LOSS. The Tenant agrees to take full responsibility for the premises and all people and property placed therein and to be liable without contribution from the Landlord for all damages or otherwise which may occur from fire, accident, riot, strike, Act of God or other occurrence which may cause damage to the premises and all people and property placed therein.

         22. SIGNS. All signs must be ordered through the rental office and will be billed to Tenant to insure uniformity of signs. Tenant shall not have authority to use any sign on or about the Leased premises without the express written consent of the Landlord.

         23. STRUCTURAL CARE. Landlord shall keep the foundation, the outer walls and roof of the building of which the demised premises are a part in good repair, except that Landlord shall not be called


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on to make any such repairs occasioned by the act or negligence of Tenant, its agent or employees. Landlord shall not be called upon to make any other improvements or repairs of any kind upon said premises, and said premises shall at all times be kept in good order, condition, and repair by Tenant, and shall also be kept in a clean, sanitary and safe condition in accordance with the laws of the State of Florida, and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector or other proper officers of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, touching said premises. Tenant shall surrender the premises in good condition, reasonable wear and tear, loss by fire or other unavoidable casualty excepted. Notwithstanding anything in this Article contained, there shall be no obligation on the part of Tenant to comply with any of the laws, directions, rules and regulations referred to which may require structural alterations, structural changes, structural repairs, or structural additions, unless made necessary by act of work performed by Tenant, in which event Tenant shall comply at its expense.

         24. SUBORDINATION. This Lease agreement is subject and subordinate to any and all ground or underlying Leases and mortgages which may now or hereafter affect the real property of which the Demised Premises is a part thereof, and to all renewals, modifications and extensions thereof. The Tenant shall, upon request of Landlord, execute any subordination documents which Landlord may deem necessary and/or any modification of this Lease agreement that might be required by any lending institution or other entity that may become a mortgagee as to the real property of which Demised Premises is a part. Tenant also agrees that if it shall fail at any time to execute, acknowledge or deliver any such instrument or document requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant's name; and Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney-in-fact for that purpose.

         25. TRASH. Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other tenants of the Landlord and shall keep the premises under its control, including the sidewalks adjacent to the premises and the service areas and corridors allocated for use of Tenant, clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the Leased premises and arrange for the regular pick-up of such trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage of any kind in or about the building.

         26. UTILITIES. The Tenant agrees to pay for all utilities used by the Tenant, either directly to the applicable utility or upon invoice by the Landlord for prorata usage. The failure to pay such utility bills shall afford to the Landlord the right to cut off and discontinue the utility service until such bills are paid in full and such failure to pay shall further be a default in this Lease.

         27. WAIVER. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring sequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Demised Premises prior to the termination of this Lease, and the delivery of the keys to any such employee shall not operate as a termination of the Lease or a surrender of the Demised Premises.


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
         28. WAIVER OF LANDLORD'S LIABILITY.

         (a) Landlord shall not be liable to Tenant for any damage or injury to Tenant or his property by reason of any failure of Landlord to keep said premises in repair, and Landlord shall not be liable for any injury done or occasioned by any Act of God or by the wind, or that resulting from any defect of plumbing, electrical insulation or wiring installations in respect thereto, gas lines, water lines, or by reason of defective or broken railings, porches, stairs or walks, or from the clogging or backing-up of any downspout or sewer pipes, or by reason of breaking or bursting or running of any water receptacle, waste pipe, water closet, drain or any other pipe, in and upon or about the building or the Demised Premises, or by reason of the running or escaping of water or for any damage or injury resulting from water being on or coming through the roof, walls, stairs, or any other part or portion of the Demised Premises or the building of which the same is a part or otherwise or by reason of any injury or damage resulting from the falling of any material, stucco, plaster or fixture, unless Tenant shall have given prior notice in writing of any such defect to Landlord, and Landlord shall have failed to commence to repair or remedy the complained-of condition within 30 days of having received such written notice.

         (b) Landlord will not be responsible for loss of property of Tenant through theft or otherwise.

         29. TENANT'S WAIVER OF PERSONAL SERVICE OF PROCESS. The Tenant by execution of this Lease waives personal service of process in regard to any legal actions instituted by Landlord against Tenant in order to enforce the terms and conditions of this Lease. Accordingly, the Tenant agrees and acknowledges that sufficient and proper service of legal process may be accomplished and obtained upon Tenant, by Landlord making service upon any of Tenant's occupants of the leased premises or by Landlord posting on the main entrance to the leased premises the notice, summons and legal papers of any action pending against Tenant which has been filed by Landlord.

         30. WAIVER OF RIGHT OF REDEMPTION AND JURY TRIAL. Tenant hereby expressly waives any and all rights of redemption conferred by statute or otherwise. Tenant and Landlord each waive a trail by jury of any issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions.

         31. RELOCATION OF TENANTS. Landlord, at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of static moving Tenant's trade fixtures and all equipment to the relocated premises. In such event, this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space, and an appropriate Amendment to this Lease will be executed by the Landlord and Tenant setting forth the description and location of the substituted space. In the event of receipt of such notice, if Tenant and Landlord cannot agree on such relocation, this Lease may be terminated by either party effective thirty days after the date of the original notice of relocating Tenant.

         32. SURRENDER OF PREMISES AND HOLDING OVER. At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in good condition, reasonable wear and tear excepted, and Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes, and vaults, if any, in the Leased Premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If Tenant shall default in so surrendering the premises, Tenant's occupancy subsequent to such expiration, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month to month or from year to year, and it shall be subject to all terms, covenants, and conditions of this Lease applicable thereto, except that rent shall be 1.5 times the amount payable in the last year of the Term, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over.

         33. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Broward County public health unit. This notice is given pursuant to 404.056(8) of the Florida Statutes.

         34. BROKER. Tenant warrants and represents that Podolsky & Associates of Florida, Inc. & Cushman & Wakefield of FL, Inc. were the only brokers involved on its behalf in negotiating or consummating this Lease, and agrees to indemnify and hold Landlord harmless from and against any and all claims for brokerage commissions arising out of any communications or negotiations had by Tenant with any other broker regarding the leased premises or any other premises in 1001 Executive Office Park and/or the consummation of this Lease.

         IN WITNESS WHEREOF, the parties have set their hands and seals this February 22, 1995.

Witnesses:                                  1001 EXECUTIVE PARK ASSOCIATES, LTD.
/s/ Jane B. Roberts
--------------------------------------
/s/                                         By /s/
--------------------------------------      ------------------------------------
                                                        Managing Partner

                                            TENANT: CABSCO CORPORATION
/s/ Jane B. Roberts
--------------------------------------
/s/                                         By: /s/
-------------------------------------       ------------------------------------

                             ADDITIONAL PROVISIONS


1.       RENT COMMENCEMENT:

         Rent shall commence upon the latter of Landlord obtaining a Certificate of Occupancy or May 1, 1995.

         So long as the building code permits, Landlord shall permit Tenant access to Suite to wire computers and telephones and install new furniture. This shall not be considered occupancy for rent and lease purposes.

         Upon rent commencement in Suite 200, the existing lease and any future obligations of that lease covering Suite 100 shall be null and void so long as Tenant has simultaneously vacated the suite and the suite is left "broom clean", normal wear and tear excepted, and Tenant has paid all charges due. If Tenant continues to occupy Suite 100, the lease covering that suite and the rent due on that suite continue to be in force.

2.       RENT CONCESSION:

         So long as Tenant has not been in default of this lease, Landlord grants Tenant a rent abatement for the 12th, 24th and 36th month of this lease.

3.       TENANT IMPROVEMENTS:

         Landlord shall provide Tenant with turnkey build-out based on attached space plan (see Exhibit "A") using building standard material. Color selection of paint and carpet to be made by Tenant.

4.       BUILDING IMPROVEMENTS:

         Landlord agrees to improve the building complex. Buildings shall be painted, parking lots coated and re-striped and overhangs refurbished. If improvements have not begun within six (6) months of lease execution, Tenant's rental rate shall be abated by $.50 per foot on an annual basis until such time as improvements have commenced.

5.       EXPANSION OPTION:

         Landlord grants Tenant the right of first offer on contiguous space which may come available during the term of this Lease. The rate and terms shall be fair market value. Tenant agrees the minimum term of the expansion space must be three (3) years or more and must be coterminous with existing space. Landlord agrees to negotiate a lease extension on the existing space to accommodate the three (3) year minimum term.

         Upon written notice from Landlord, Tenant shall have up to five (5) business days to reply and up to five (5) business days to execute a Lease Addendum mutually agreeable to both parties. If Tenant does not reply within five (5) business days, it shall be assumed that Tenant declines the space. If a Lease Addendum mutually agreeable to both parties is not executed and delivered in the permitted time period, Landlord shall be free to negotiate with other prospective tenant(s).

6.       RENEWAL OPTION:

         Landlord grants Tenant an option to renew this lease for one (1) term of three (3) years upon not less than 120 days prior written notice. All terms and conditions shall remain unchanged except the rental rate shall be based upon 100% of the market rate for comparable buildings in the area at that time to be mutually agreed to by the Landlord and Tenant.

                                                                     EXHIBIT "A"







                                [HOUSE PICTURE]

                        LEASE MODIFICATION AGREEMENT #1


THIS MODIFICATION AGREEMENT #1 is made and entered into as of the 27th of March, 1997, by and between 1001 Executive Park Associates, Ltd. ("Landlord") and Communication Resources, Inc. ("Tenant").

Whereas, Landlord entered into a Lease Agreement with the Tenant on April 18, 1996 for Suites 200, 203 & 207 containing a total of 6,110 square feet;

Whereas Landlord and Tenant desire herein to modify the size and lease rate of the Leased Premises;

Now, therefore, in consideration of the premises and of the mutual promises made herein, Landlord and Tenant agree as follows:

1.  ACKNOWLEDGMENT OF THE ORIGINAL LEASE:

         The Tenant hereby acknowledges, affirms and reconfirms each and every term and condition of the Lease as if herein restated and incorporated, except for such provisions as are inconsistent with the terms and conditions of this Lease Modification Agreement #1.

2.  ADDITIONAL SPACE:

         Landlord and Tenant agree to add Suite 205/206 to the Leased Premises. This space is agreed to contain 1,400 square feet. Landlord shall improve Suite 205/206 as outlined in Exhibit A of this document. All such costs shall be paid by the Landlord except $500 which will be paid by Tenant upon occupancy.

3.  TERM OF LEASE:

         Landlord and Tenant agree that the Lease Term covering the additional space for Suite 205/206 shall commence upon completion of Landlord's work (punch list items excepted) or occupancy by Tenant, whichever is the earlier. The end of the Term shall be coterminous with the existing Lease - currently May 31, 2001.

4.  FIXED RENT:

         Landlord and Tenant agree that the initial fixed rental rate shall be $12.50 per square foot, based on a size of 1,400 square feet. Such rate shall escalate on the anniversary of each lease year and increase by five (5%) percent, fixed, in each year.

                                          Base Rent
For the Period                    Annual            Monthly
------------------------------------------------------------------
05/01/97 - 04/30/98             $17,500.00      $1,458.33 X 12.50
05/01/98 - 04/30/99             $18,375.00      $1,531.25 = 13.125
05/01/99 - 04/30/00             $19,293.75      $1,607.81 = 13.78
05/01/00 - 04/30/01             $20,258.44      $1,688.20 = 14.47
05/01/01 - 05/31/01             $ 1,772.61      $1,772.61


5. SECURITY DEPOSIT:

         An additional Security Deposit of $1,545.83 is hereby acknowledged as received by Landlord at time of execution of this Lease Modification.

6. PARKING:

         An additional six (6) spaces of parking shall be provided by Landlord to Tenant on a non-reserved basis at no additional charge.

7. NO OTHER AMENDMENTS EXIST:

         This Modification Agreement #1 contains the latest amendment to the Lease agreed to by the Landlord and Tenant as of the date first above written, and no oral agreements exist concerning the terms of the Lease or Lease Modification Agreement #1.

         IN WITNESS WHEREOF, the Landlord and Tenant have caused this Modification Agreement #1 to be executed by their respective duly authorized agents as of the date written below.


Signed, sealed and delivered            1001 EXECUTIVE PARK ASSOCIATES, LTD.
In the presence of:


            /s/                         By:        /s/  Jim H. Noble
----------------------------                  -------------------------------
                                                     Managing Partner

    /s/   Victoria Noble                Date:            3/28/97
----------------------------                  -------------------------------



                                        COMMUNICATION RESOURCES, INC.

    /s/   George O'Leary                By:       /s/
----------------------------                ---------------------------------


            /s/                         Date:             3/27/97
----------------------------                  -------------------------------

                                                                       EXHIBIT A





                                  [FLOOR PLAN]




Landlord's Work

(1) Remove plumbing to create closet
(2) Remove plumbing/cabinets to create an office
(3) Close door & reopen as shown
(4) Construct new office as shown
(5) Break thru to Suite 207, create hallway & reconfigure existing office in Suite 207

Other

    Paint and carpet Suite 205/206 to match Suite 207/Replace flooring in w/c's Repair/replace any damages (lights, ceiling tiles etc.) as required.

AGENCY DISCLOSURE
FLORIDA ASSOCIATION OF REALTORS(TM)

Florida real estate licensees are required by law to disclose which party they represent in a transaction and to allow a party the right to choose or refuse among the various agency relationships.

The purpose of the AGENCY DISCLOSURE is to acknowledge that the disclosure occurred and that the consumer has been informed of the various agency relationships which are available in a real estate transaction. The following descriptions of terms, agency relationships and the respective duties and obligations are based upon Florida Law (Chapter 475, Florida Statutes).

                                 LESSOR'S AGENT

A licensee who is engaged by and acts as the agent of the Lessor only is known as a Lessor's agent. A Lessor's agent has the following duties and obligations:

To the Lessor:
         (a) The fiduciary duties of loyalty, confidentiality, obedience, full disclosure, accounting and the duty to use skill, care and diligence.

To the Lessee and Lessor:

         (a) A duty of honesty and fair dealing.
         (b) A duty to disclose all facts known to the Lessor's agent materially affecting the value of the property which are not known to, or readily observable by, the parties in a residential transaction.

                                 LESSEE'S AGENT

A licensee who is engaged by and acts as the agent of the Lessee only is known as the Lessee's agent. A Lessee's agent has the following duties and obligations:

To the Lessee:
         (a) The fiduciary duties of loyalty, confidentiality, obedience, full disclosure, accounting and the duty to use skill, care and diligence.

To the Lessor and Lessee:
         (a) A duty of honesty and fair dealing.


                              DISCLOSED DUAL AGENT

A disclosed dual agent is a licensee who, with the informed written consent of Lessor and Lessee, is engaged as an agent for both Lessor and Lessee.

As a disclosed dual agent, the licensee shall not represent the interests of one party to the exclusion or detriment of the interests of the other party. A disclosed dual agent has all the fiduciary duties to the Lessor and Lessee that a Lessor's or Lessee's agent has except the duties of full disclosure and undivided loyalty.

A disclosed dual agent may not disclose:

         (a) To the Lessee that the Lessor will accept less than the asking or listed price, unless otherwise instructed in writing by the Lessor;
         (b) To the Lessor that the Lessee will pay a price greater than the price submitted in a written offer to the Lessor, unless otherwise instructed in writing by the Lessee;
         (c) The motivation of any party for selling, buying, or leasing a property, unless otherwise instructed in writing by the respective party; or
         (d) That a Lessor or Lessee will agree to financing terms other than those offered, unless otherwise instructed in writing by the respective party.


                               AGENCY DISCLOSURE

Communication Resources, Inc. (Tenant) is a [x] lessee [ ] lessor and is hereby
--------------------------------------
Name                                   informed that


Podolsky & Associates of Florida, Inc. and
--------------------------------------
Name of Brokerage Firm

Barry M. Podolsky are acting as [x] Lessor's Agent [ ] Lessee's Agent.
------------------
Name(s) of Licensee(s)


You have the explicit right to choose or refuse among these relationships. Other brokerage firms may offer you other brokerage relationships. You are free to seek any brokerage firm offering the type of relationship you desire.



                                     /s/
---------------------                -------------------------------------------
Date                                 Lessee




---------------------                -------------------------------------------
Date                                 Lessor or Lessee

================================================================================
                             CONSENT TO DUAL AGENCY

                         LEASE MODIFICATION AGREEMENT #2

THIS MODIFICATION AGREEMENT #2 is made and entered into as of the 15th of October, 1997, by and between 1001 Executive Park Associates, Ltd. ("Landlord") and Communication Resources, Inc. ("Tenant").

Whereas, Landlord entered into a Lease Agreement with the Tenant on April 18, 1996 for Suites 200, 203 & 207 containing a total of 6,110 square feet; and Lease Modification Agreement #1 dated March 27, 1997, for suites 205/206 containing 1,400 square feet:

Whereas Landlord and Tenant desire herein to modify the size and lease rate of the Leased Premises;

Now, therefore, in consideration of the premises and of the mutual promises made herein, Landlord and Tenant agree as follows:

1. ACKNOWLEDGMENT OF THE ORIGINAL LEASE:

         The Tenant hereby acknowledges, affirms and reconfirms each and every term and condition of the Lease & Lease Modification Agreement #1 as if herein restated and incorporated, except for such provisions as are inconsistent with the terms and conditions of this Lease Modification Agreement #2.

2. ADDITIONAL SPACE:

         Landlord and Tenant agree to add Suite 204 to the Leased Premises. This space is agreed to contain 1,050 square feet. Landlord shall improve Suite 204 as outlined in Exhibit A-1 of this document. All such costs shall be paid by the Landlord.

3. TERM OF LEASE:

         Landlord and Tenant agree that the Lease Term covering the additional space for Suite 204 shall be four (4) years & shall commence upon completion of Landlord's work (punch list items excepted) or occupancy by Tenant, whichever is the earlier.

         Landlord & Tenant agree to extend the Lease Term on suites 200, 203, 205/206 & 207 to be coterminous with the Lease Term on suite 204. The rental rate on all space after May 31, 2001, shall be at the same rate per square foot as suite 204.

4. FIXED RENT:

         Landlord and Tenant agree that the initial fixed rental rate shall be $14.00 per square foot, based on a size of 1,050 square feet. Such rate shall escalate on the anniversary of each lease year and increase by five (5%) percent, fixed, in each year.

FOR SUITE 204

                                       Base Rent
  For the Period               Annual              Monthly
  --------------             ----------          ----------

12/01/97 - 11/30/98          $14,700.00          $ 1,225.00
12/01/98 - 11/30/99          $15,435.00          $ 1,286.25
12/01/99 - 11/30/00          $16,206.75          $ 1,350.56
12/01/00 - 11/30/01          $17,017.09          $ 1,418.09

FOR SUITES 200, 203, 205/206 & 207

                                      Base Rent
  For the Period              Annual              Monthly
  --------------            ----------          ----------

06/01/01 -11/30/01          $60,856.35          $10,142.72

5. SECURITY DEPOSIT:

         An additional Security Deposit of $1,298.50 is hereby acknowledged as received by Landlord at time of execution of this Lease Modification.

6. PARKING:

         An additional four (4) spaces of parking shall be provided by Landlord to Tenant on a non-reserved basis at no additional charge.

7. NO OTHER AMENDMENTS EXIST:

         This Modification Agreement #2 contains the latest amendment to the Lease agreed to by the Landlord and Tenant as of the date first above written, and no oral agreements exist concerning the terms of the Lease or Lease Modification Agreements #1 or #2.

         IN WITNESS WHEREOF, the Landlord and Tenant have caused this Modification Agreement #2 to be executed by their respective duly authorized agents as of the date written below.

Signed, sealed and delivered               1001 EXECUTIVE PARK ASSOCIATES, LTD.
in the presence of:


/s/                                        By: /s/
------------------------------------           ---------------------------------
                                                  Managing Partner


                                           Date:       11/3/97
------------------------------------            --------------------------------


                                            COMMUNICATION RESOURCES, INC.


/s/                                         By: /s/ George O'Leary
------------------------------------            --------------------------------


                                           Date:       11/1/97
------------------------------------            --------------------------------

AGENCY DISCLOSURE
FLORIDA ASSOCIATION OF REALTORS*


Florida real estate licensees are required by law to disclose which party they represent in a transaction and to allow a party the right to choose or refuse among the various agency relationships.

The purpose of the AGENCY DISCLOSURE is to acknowledge that the disclosure occurred and that the consumer has been informed of the various agency relationships which are available in a real estate transaction. The following descriptions of terms, agency relationships and the respective duties and obligations are based upon Florida Law (Chapter 475, Florida Statutes).

                                 LESSOR'S AGENT

A licensee who is engaged by and acts as the agent of the Lessor only is known as a Lessor's agent. A Lessor's agent has the following duties and obligations:

To the Lessor:
         (a) the fiduciary duties of loyalty, confidentiality, obedience, full disclosure, accounting and the duty to use skill, care and diligence.

To the Lessee and Lessor:
         (a) A duty of honesty and fair dealing.
         (b) A duty to disclose all facts known to the Lessor's agent materially affecting the value of the property which are not known to, or readily observable by, the parties in a residential transaction.


                                 LESSEE'S AGENT

A licensee who is engaged by and acts as the agent of the Lessee only is known as the Lessee's agent. A Lessee's agent has the following duties and obligations:

To the Lessee:
         (a) The fiduciary duties of loyalty, confidentiality, obedience, full disclosure, accounting and the duty to use skill, care and diligence.

To the Lessor and Lessee:
         (a) A duty of honesty and fair dealing.


                              DISCLOSED DUAL AGENT

A disclosed dual agent is a licensee who, with the informed written consent of Lessor and Lessee, is engaged as an agent for both Lessor and Lessee.

As a disclosed dual agent, the licensee shall not represent the interests of one party to the exclusion or detriment of the interests of the other party. A disclosed dual agent has all the fiduciary duties to the Lessor and Lessee that a Lessor's or Lessee's agent has except the duties of full disclosure and undivided loyalty.

A disclosed dual agent may not disclose:

         (a) To the Lessee that the Lessor will accept less than the asking or listed price, unless otherwise instructed in writing by the Lessor;
         (b) To the Lessor that the Lessee will pay a price greater than the price submitted in a written offer to the Lessor, unless otherwise instructed in writing by the Lessee;
         (c) The motivation of any party for selling, buying, or leasing a property, unless otherwise instructed in writing by the respective party; or
         (d) That a Lessor or Lessee will agree to financing terms other than those offered, unless otherwise instructed in writing by the respective party.


                               AGENCY DISCLOSURE

Communication Resources, Inc. (Tenant)  is a [X] lessee [ ] lessor and is hereby
--------------------------------------
Name

informed that


Podolsky & Associates of Florida, Inc.                 and
------------------------------------------------------
Name of Brokerage Firm


Barry M. Podolsky           are acting as [X] Lessor's Agent [ ] Lessee's Agent.
---------------------------
Name(s) of Licensee(s)


You have the explicit right to choose or refuse among these relationships. Other brokerage firms may offer you other brokerage relationships. You are free to seek any brokerage firm offering the type of relationship you desire.


     11/1/97                       /s/ George O'Leary
--------------------               -------------------------------------
Date                               Lessee



--------------------               -------------------------------------
Date                               Lessor or Lessee

                                                                     EXHIBIT A-1


Landlord's work (at Landlord's cost)
         Modify suites to reflect plan below.
         Recarpet Stes 200, 203 & 204
         Patch & Paint as required
         Paint 204 throughout
Tenant agrees to assist Landlord & contractors with furniture movement, especially during recarpeting.





                                [HOUSE PICTURE]

                        LEASE MODIFICATION AGREEMENT #3


THIS MODIFICATION AGREEMENT #3 is made and entered into as of the 4th of August, 1998 by and between 1001 Executive Park Associates, Ltd. ("Landlord") and Communication Resources Incorporated ("Tenant").

Whereas Landlord entered into a Lease Agreement with the Tenant on April 18, 1996 for Suites 200, 203 & 207 containing a total of 6,110 square feet; Lease Modification Agreement dated March 27, 1997, for suites 205/206 containing 1,400 square feet; and Lease Modification Agreement #2 dated October 15, 1997, for suite 204 containing 1,050 square feet;

Whereas Landlord and Tenant desire herein to modify the size and lease rate of the Leased Premises;

Now, therefore in consideration of the premises and of the mutual promises made herein, Landlord and Tenant agree as follows:

1. ACKNOWLEDGMENTS OF THE ORIGINAL LEASE:

         The Tenant hereby acknowledges, affirms and reconfirms each and every term and condition of the Lease & Lease Modification Agreements #1 & #2 as if herein restated and incorporated, except for such provisions as are inconsistent with the terms and conditions of this Lease Modification Agreement #3.

2. ADDITIONAL SPACE:

         Landlord and Tenant agree to add Suites 118 & 107 to the Leased Premises. This space is agreed to contain 1,800 and 1,350 square feet, respectively. Landlord shall improve Suites 118 & 107 as outlined in Exhibit A-2 of this document. All such costs shall be paid by the Landlord.

2. TERM OF LEASE:

         Landlord and Tenant agree that the Lease Term covering the additional space in Suites 118 & 107 shall be four (4) years & shall commence upon completion of Landlord's work (punch list items excepted) or occupancy by Tenant, whichever is the earlier.

         Landlord & Tenant agree to extend the Lease Term on suites 200, 203, 205/206, 207 & 204 to be coterminous with the Lease Term on Suites 118 & 107.

4.  FIXED RENT:

         Landlord and Tenant agree that the fixed rental rate on all of the Leased Premises shall be as outlined in Exhibit #1 attached.

5.  PARKING:

         An additional twelve (12) spaces of parking shall be provided by Landlord to Tenant on a non-reserved basis at no additional charge.

6.  NO OTHER AMENDMENT EXIST:

         This Modification Agreement #3 contains the latest amendment to the Lease agreed to by the Landlord and Tenant as of the date first above written, and no oral agreements exist concerning the terms of the Lease or Lease Modification Agreements #1, #2 or #3.

         IN WITNESS WHEREOF, the Landlord and Tenant have caused this Modification Agreement #3 to be executed by their respective duly authorized agents as of the date written below.


Signed, sealed and delivered            1001 EXECUTIVE PARK ASSOCIATES, LTD.
in the presence of:

/s/                                        By: /s/
-----------------------------              ------------------------------------
                                            Managing Partner

/s/                                        Date: 8/12/98
-----------------------------                ----------------------------------


                                        COMMUNICATION RESOURCES, INCORPORATED

/s/                                        By: /s/
-----------------------------              ------------------------------------

/s/                                        Date 8-11-98
-----------------------------                ----------------------------------